UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2006

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2006, the Board of Directors (“Board”) of ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), approved and adopted an amendment and restatement of the Registrant’s Bylaws (the “Amendment”). The purpose of the Amendment was to: (i) update the name and address of the Registrant’s registered office in the State of Delaware for service of process (Article I; Section 1); (ii) re-classify the Board into three classes with terms expiring in 2007, 2008 and 2009, respectively, and for successive three year terms thereafter (Article III; Section 1); (iii) clarify that the Board shall designate any committee of the Board required by the listing standards of any market or exchange on which the Registrant’s securities are then listed (Article III; Section 12); and (iv) specify that any amendments to the Bylaws may be approved by either the Board or by 51% of the outstanding voting stock of the Registrant (Article VIII; Section 1). A complete copy of the Registrant’s Amended and Restated Bylaws are attached to this Current Report as Exhibit 3.1.

Item 9.01.              Financial Statements and Exhibits.

 (d)          Exhibits.

A list of exhibits required to be filed as part of this Current Report is set forth under the “Exhibit Index,” which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date:	April 18, 2006	By:	/s/ ROBERT N. WEINGARTEN

		Name:	Robert N. Weingarten
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

3.1	Amended and Restated Bylaws of ARTISTdirect, Inc. adopted April 17, 2006.